CHANGE IN CONTROL COMPENSATION AGREEMENT

         This Agreement, dated as of the 3rd day of January, 2001 between Equity Oil Company, ("Equity"), and Russell V. Florence (the "Executive").

         The Compensation Committee of the Board of Directors of Equity has recommended, and the Board of Directors has approved, that Equity enter into agreements, providing for compensation under certain circumstances after a change in control, with key executives of Equity and its subsidiaries who are from time to time designated by the Compensation Committee;

         Executive is a key executive of Equity and has been selected by the Compensation Committee to enter into this Agreement;

         Should Equity become subject to any proposed or threatened Change in Control (as defined below), the Board of Directors of Equity believes it imperative that Equity and the Board of Directors be able to rely upon Executive to continue in his position, and that Equity be able to receive and rely upon his advice, if requested, as to the best interests of Equity and its stockholders without concern that he might be distracted by the personal uncertainties and risks created by such a proposal or threat; and

         Should Equity receive any such proposal, in addition to Executive's regular duties, he may be called upon to assist in the assessment of such proposals, advise management and the Board of Directors as to whether such proposal would be in the best interests of Equity and its stockholders, and to take such other actions above and beyond his regular duties as the Board might determine to be appropriate;

         NOW, THEREFORE, to assure Equity that it will have the continued dedication of Executive and the availability of his advice and counsel notwithstanding the possibility, threat or occurrence of an effort to take over control of Equity, and to induce Executive to remain in the employ of Equity and for other good and valuable consideration, Equity and Executive agree as follows:


         I. Services During Certain Events. In the event a third person begins a tender or exchange offer, circulates a proxy to stockholders, or takes other steps to effect a Change in Control (as defined below), Executive agrees that he will not voluntarily leave the employ of Equity on less than six months written notice to the Chairman of the Board of Equity, and will render the services expected of the shareholders of Equity, until the third person has abandoned or terminated its efforts to effect a Change in Control or for six months subsequent to the occurrence of a Change in Control in order to facilitate an orderly transition.

         1.  Termination  Following  Change in  Control.  Except as  provided in
Section 4 below, Equity will provide or cause to be provided to Executive the rights and benefits described in Section 3 below in the event that Executive's employment is terminated at any time within two (2) years following a Change in Control (as such term is defined in this Section 2) under the circumstances stated in (a) or (b) below.


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         (a) for  reasons  other  than for  "cause"  (as such term is defined in
Section 4 hereof) or other than as a consequence of Executive's death, permanent disability or voluntary retirement.

         (b) by Executive following the occurrence of any of the following events:

         (i) a substantial reduction in Executive's duties or responsibilities;

         (ii) the reduction of Executive's annual base salary, including any deferred portions of it;

         (iii) the transfer of Executive to a location requiring a change in his residence or a material increase in the amount of travel normally required of Executive in connection with his employment; or

         If a Change in Control shall occur prior to or during any renewal term, as set forth in Section 6 below, Executive shall be entitled to the rights and benefits provided for in this Section 2 notwithstanding any other provisions to the contrary in this Agreement.

         For purposes of this agreement, a "change in control of the company" means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934; provided that, without limitation, such a change in control shall be deemed to have occurred if:

         (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than the company or any person who on the date hereof is a director or officer of the company is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of
1934) directly or indirectly, of securities of the company representing 20 percent of the combined voting power of the company's then outstanding securities; or (B) there is a merger or consolidation of the Company in which the Company does not survive as an independent public company; or (C) the business or businesses of the Company for which your services are principally performed are disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets of the Company, or otherwise.

         2. Rights and Benefits Upon Termination. In the event of the termination of Executive's employment under any of the circumstances set forth in Section 2 hereof ("Termination"), Equity agrees to provide or cause to be provided to Executive the following rights and benefits:

         (a) Salary and Other Payments at Termination. Executive shall be entitled to receive payment in cash in the amount of two (2) times Executive's average Annual Earnings (as such term is defined in this Section 3(a)), which for purposes of this Agreement shall be deemed to be the "base amount" as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended during the most recent five-year fiscal periods (or the period during which the Executive has been employed by Equity or any of its subsidiaries if less than five years). However, if such amount exceeds limits provided in the then existing provisions of the Internal Revenue Code for the imposition of tax penalties on such payments, the amount shall be reduced to the highest amount allowed to avoid such penalties.


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     For purposes of this  Agreement,  "Annual  Earnings" shall mean the amounts
earned  by  Executive   for  personal   service   rendered  to  Equity  and  its
subsidiaries, as reportable on Treasury Department Form W-2, including bonuses, if any, paid or accrued to Executive for the most recently ended calendar year prior to the date of Termination. Earnings shall not include any income attributable to grants of and dividends on shares awarded (whether as options, stock appreciation rights, restricted stock or any other form) under the Equity 1993 and 2000 Stock Option Plans or Incentive Stock Option Plans or any successor thereto.

     (b) Plan Benefits under Equity's Profit Sharing Plan. Except to the extent expressly Prohibited by any applicable law or regulation, any and all restrictions, vesting schedules or Schedule of exercise provided in the Equity Profit Sharing Retirement Plan (or any successor to it) shall immediately lapse and Executive shall be entitled immediately to receive all benefits previously granted him under that plan.

     (c) Insurance and Other Special Benefits. For a period of two (2) years, Executive shall continue to be covered by the life insurance, medical insurance, and accident and disability insurance plans of Equity and its subsidiaries or any successor plan or program in effect at or after Termination for employees in the same class or category as was Executive prior to his Termination, subject to the terms of such plans and to Executive's making any payments therefor required of employees in the same class or category as was Executive prior to his Termination. In the event Executive is ineligible to continue to be so covered under the terms of any such benefit plan or program, or, in the event Executive is eligible but the benefits applicable to Executive under any such plan or program after Termination are not substantially equivalent to the benefits applicable to Executive immediately prior to Termination, then, for a period of two (2) years, Equity shall provide such substantially equivalent benefits, or such additional benefits as may be necessary to make the benefits applicable to Executive substantially equivalent to those in effect before Termination, through other sources; provided, however, that if during such period Executive should enter into the employ of another company or firm, Executive's participation in the comparable benefit provided by Equity either directly or through such other sources shall cease. Nothing contained in this paragraph shall be deemed to require or permit termination or restriction of any of Executive's coverage under any plan or program of Equity, or any of its subsidiaries or any successor plan or program thereto to which Executive is entitled under the terms of such plan.

     (d) Other  Benefit  Plans.  The specific  arrangements  referred to in this
Section 3 are not intended to exclude Executive's Participation in other benefit plans in which Executive currently participates or which are or may become available to executive personnel generally in the class or category of Executive or to preclude other compensation or benefits as may be authorized by the Board of Directors from time to time.


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         (e) No Duty to Mitigate. Executive's entitlement to benefits under this plan shall not be governed by any duty to mitigate his damages by seeking further employment nor offset by any compensation which he may receive from future employment.

         (f) Payment Obligations Absolute. Unless Section 4 is applicable, Equity's obligation to pay or cause to be paid to Executive the benefits and to make the arrangements provided in this Section 3 shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation, any set off, counterclaim, recoupment, defense or other right, which Equity may have against him or anyone else. All amounts payable by or on behalf of Equity under this agreement shall, unless specifically stated to the contrary in this agreement, be paid without notice or demand. Each and every payment made hereunder by or on behalf of Equity shall be final and Equity and its subsidiaries shall not, for any reason whatsoever, seek to recover all or any part of such payment from Executive or from whomever shall be entitled thereto.

         3. Conditions to the Obligations of Equity. Equity shall have no obligation to provide or cause to be provided to Executive the rights and benefits described in Section 3 hereof if either of the following events shall occur:

         (a) Termination for Cause. If Executive engages in serious or wilful misconduct which is detrimental to the Company or its shareholders or is convicted of a felony.

         (b) Resignation as Director or Officer. If executive shall fail, promptly after Termination and upon receiving a written request to do so, to resign as a director and/or officer of Equity and each subsidiary and affiliate of Equity of which he is then serving as a director and/or officer.

         4. Cooperation. Executive agrees that, at all times following Termination, he will furnish such information and render such assistance and cooperation as may reasonably be requested in connection with any litigation or legal proceedings concerning Equity or any of its subsidiaries (other than any legal proceedings concerning Executive's employment). In connection with such cooperation, Equity will pay or reimburse Executive for all reasonable expenses incurred in cooperating with such requests.

         5. Term of Agreement. Subject to Section 2 hereof, this Agreement shall terminate on December 31, 2001; provided, however, that this Agreement shall automatically renew for successive one-year terms unless Equity notifies Executive in writing at least 60 days prior to the expiration date that it does not desire to renew the Agreement for an additional term; and provided further, however, that such notice shall not be given and if given shall have no effect
(i) within two (2) years after a Change in Control or (ii) during any period of time when Equity has reason to believe that any third person has begun a tender or exchange offer, circulated a proxy to stockholders, or taken other steps or formulated plans to effect a Change in Control, such period of time to end when, in the opinion of the Compensation Committee, the third person has abandoned or terminated his efforts or plans to effect a Change in Control.


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         6. Expenses.  Equity shall pay or reimburse Executive for all costs and expenses, including, without limitation, court costs and attorneys' fees, incurred by Executive as a result of any claim, action or proceeding by Executive against Equity arising out of, or challenging the validity or enforceability of, this Agreement or any provision of this agreement.

         7. Miscellaneous. (a) Assignment. No right, benefit or interest under this agreement shall be subject to assignment, anticipation, alienation, sale, encumbrance, charge, pledge, hypothecation or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process; provided, however, that Executive may assign any right, benefit or interest under this agreement if such assignment is permitted under the terms of any plan or policy of insurance or annuity contract governing such right, benefit or interest.

         (b) Construction of Agreement. Nothing in this Agreement shall be construed to amend any provision of any plan or policy of Equity other than as specifically stated here. This Agreement is not, and nothing here shall be deemed to create an employment contract between Executive and Equity or any of its subsidiaries. Executive acknowledges that the rights of Equity employing him to change or reduce at any time and from time to time his compensation, title, responsibilities, location and all other aspects of the employment relationship or to discharge him prior to a Change in Control shall remain wholly unaffected by the provisions of this Agreement. No waiver by either party to this Agreement at any time of any breach by the other party to this agreement, or noncompliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of that or of any provision or condition. This Agreement sets forth the entire agreement of the parties here on the subjects addressed here and no agreements or representations express or implied on such subjects have been made by either party which are not set forth expressly in this Agreement.

         (c) Amendment. This Agreement may not be amended, modified or canceled except by written agreement of the parties.

         (d) Waiver. No provision of this Agreement may be waived except by a writing signed by the party to be bound thereby.

         (e) Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

         (f) Successors. This Agreement shall be binding upon and inure to the benefit of Executive and his personal representative and heirs, and Equity and any successor organization or organizations which shall succeed to substantially all of the business and property of Equity whether by means of merger, consolidation, acquisition of substantially all of the assets of Equity or otherwise, including by operation of law. References here to duties and obligations of Equity following a Change in Control are binding upon and shall be the joint and several liability of Equity or any successor of it and all subsidiaries of Equity and any successors of any of them.


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         (g) Taxes. Any payment or delivery  required under this Agreement shall be subject to all requirements of the law with regard to withholding of taxes, filing, making of reports and the like, and Equity shall use its best efforts to satisfy promptly all such requirements.

         (h) Governing Law. This Agreement shall be governed by the law of the State of Colorado.

         IN WITNESS, the parties have executed this Agreement as of the day and year first above written.



Date: January 3, 2001              /s/ RUSSELL V. FLORENCE




Date: January 3, 2001              /s/ JOSEPH C. BENNETT
                                       Chairman,  Compensation Committee of the
                                       Board of Directors of Equity Oil Company


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